EXHIBIT 99.1
Contacts
Lisa Nadler (lisa.nadler@gartner.com)
203-316-6537
GARTNER REPORTS SECOND QUARTER 2006 RESULTS
Company Raises Full Year Guidance

STAMFORD, Conn. – August 1, 2006 — Gartner, Inc. (NYSE: IT), the leading provider of research and analysis on the global information technology industry, today reported results for the second quarter ended June 30, 2006 and raised its guidance for the full year 2006.
Second Quarter 2006 Results
Total revenue for the second quarter of 2006 was $284.1 million, representing a 3% increase from $274.6 million in the second quarter of 2005. Research contract value ended the quarter at $574.4 million, an increase of 2% over the same quarter last year. For the 2006 second quarter, Normalized EBITDA was $44.6 million, fully diluted GAAP EPS was $0.16 and normalized EPS was $0.20. Normalized EPS excludes a $4.5 million non-cash charge related to the stock-based compensation under FAS123(R) and a $3.4 million non-cash charge for the amortization of intangible assets acquired in the META acquisition. See “Non-GAAP Financial Measures” below for a further discussion of normalized EBITDA and normalized EPS.
Excluding the effect of foreign currency, total revenue and research contract value for the 2006 second quarter both increased approximately 4% over the same quarter last year.
During the second quarter in 2006, Gartner repurchased 1,390,000 shares at a cost of $19 million. This includes 1,000,000 shares repurchased directly from Silver Lake Partners, L.P. in connection with the sale of certain shares of Gartner common stock held by it in a secondary offering which closed on May 24, 2006. As of June 30, 2006, the Company has repurchased a total of 3,402,350 shares at an aggregate cost of $46.6 million under the $100 million share repurchase program authorized in October 2005.
First Half 2006 Results
For the first six months ending June 30, 2006, total revenue was $515.0 million, a 9% increase from $474.4 million for the same period in 2005. For the six months ending June 30, 2006, Normalized EBITDA was $73.2 million, fully diluted GAAP EPS was $0.22 and normalized EPS was $0.31. Normalized EPS for the first half excludes a $7.0 million non-cash charge related to the stock-based compensation under FAS123(R); a $1.5 million charge related to the integration activities associated with our acquisition of META; and a $6.8 million non-cash charge for the amortization of intangible assets acquired in the META acquisition. See “Non-GAAP Financial Measures” below for a further discussion of normalized EBITDA and normalized EPS.
Excluding the effect of foreign currency , total revenue for the six months ending June 30, 2006 would have increased approximately 10% over the same period in 2005.

Business Segment Highlights
Research. Research revenue was $138.3 million for the 2006 second quarter, an increase of 3% from the same period of 2005. At June 30, 2006, Research contract value was $574.4 million, up from $564.8 million at June 30, 2005. Client and wallet retention rates for the second quarter were 80% and 90%, respectively.
Consulting. Consulting revenue was $83.6 million for the 2006 second quarter, an increase of 6% from the same period of 2005. Utilization averaged 67% during the 2006 second quarter compared with average utilization of 64% for the same period of 2005. The average annualized revenue per billable headcount is above $400,000 for the quarter. Billable headcount was 513 as of June 30, 2006, versus 538 last year. Consulting backlog was $100.0 million at June 30, 2006, as compared to $124.7 million at June 30, 2005.
Events. Events revenue was $58.6 million for the 2006 second quarter, up 3% from the same period in 2005. The Company held 33 events in the second quarter of 2006, with 13,905 attendees, as compared to 34 events, with 13,544 attendees, during the same period in 2005.
Gene Hall, Gartner’s chief executive officer, said, “Our results this quarter continue to demonstrate that our growth strategy is working. We remain on course to increase top line growth while driving improved operating margins. Our Gartner for IT Leaders product suite is off to a strong start with the launch of three additional offerings this quarter including Business Intelligence and Information Management, Sourcing and Vendor Relations and Enterprise Architecture. Our sales expansion strategy is working — we are now experiencing growth from both existing and new clients. As a result of this organic growth in both revenue and earnings, we are again revising upwards our guidance for 2006 and we remain confident that we will achieve the three year financial objectives we presented to investors in 2005.”
Guidance
Gartner has updated its guidance for 2006 to reflect strength in the business and growth to the Company’s operating margins.
For the full year 2006, the Company is targeting total revenue of approximately $1,045 to $1,070 million. By segment, for the full year 2006, the Company is targeting Research revenue of approximately $553 million to $560 million, Consulting revenue of approximately $315 million to $325 million, Events revenue of approximately $167 million to $172 million, and other revenue of approximately $10 million to $13 million.
Gartner is also increasing its guidance for EBITDA and EPS for the full year 2006. For the year, Gartner now expects normalized EBITDA of $149 million to $154 million, an increase of 42 to 46 percent over 2005. The Company is projecting GAAP EPS of $0.47 to $0.51 and normalized EPS of $0.62 to $0.66. The estimated fully diluted share count is 115 — 117 million shares. See “Non-GAAP Financial Measures” below for a further discussion of normalized EBITDA and normalized EPS.

Conference Call Information
Gartner has scheduled a conference call at 10 a.m. ET today, Tuesday, August 1, 2006, to discuss the Company’s financial results. The conference call will be available via the Internet by accessing the Company’s web site at http://investor.gartner.com. A replay of the webcast will be available for 30 days following the call.
About Gartner
Gartner, Inc. (NYSE: IT) delivers the technology-related insight necessary for our clients to make the right decisions, every day. Gartner serves 10,000 organizations, including chief information officers and other senior IT executives in corporations and government agencies, as well as technology companies and the investment community. The Company consists of Gartner Research, Gartner Executive Programs, Gartner Consulting and Gartner Events. Founded in 1979, Gartner is headquartered in Stamford, Connecticut, U.S.A., and has 3,700 associates, including 1,200 research analysts and consultants in 75 countries worldwide. For more information, visit gartner.com.
Non-GAAP Financial Measures
     Investors are cautioned that normalized EBITDA and normalized EPS information contained in this press release are not financial measures under generally accepted accounting principles (GAAP). In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. We believe normalized EBITDA and normalized EPS are important measures of our recurring operations as they exclude items that may not be indicative of our core operating results and calculate earnings per share in a manner consistent with prior periods. Normalized EBITDA is based on operating income, excluding impact of FAS 123(R), depreciation and amortization, goodwill impairments, and other charges. Normalized EPS is based on net income (loss) excluding other charges, impact of FAS 123(R), non-cash charges, goodwill impairments, amortization of acquired intangible assets, and gains and losses on investments. See “Supplemental Information” at the end of this release for reconciliation of GAAP EBITDA and EPS to normalized EBITDA and EPS.
Safe Harbor Statement
Statements contained in this press release regarding the growth and prospects of the business, the Company’s full year 2006 financial results, future restructuring charges, acquisition of META Group, Inc. and all other statements in this release other than recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to: the Company’s ability to expand or even retain the Company’s customer base; the Company’s ability to grow or even sustain revenue from individual customers; the Company’s ability to attract and retain professional staff of research analysts and consultants upon whom the Company is dependent; ability to achieve and effectively manage growth; the Company’s ability to pay the Company’s debt obligations; the Company’s ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; the Company’s ability to carry out the Company’s strategic initiatives and manage associated costs; substantial competition from existing competitors and potential new competitors; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on the Company’s businesses and operations; and other risks listed from time to time in the Company’s reports filed with the Securities and Exchange Commission. These filings can be found on Gartner’s Web site at www.investor.gartner.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.
# # #

Exhibit 99.1
GARTNER, INC.
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2006	2005		2006	2005
Revenues:
Research	$138,321	$134,926	3%	$275,413	$260,122	6%
Consulting	83,663	79,092	6%	159,556	143,102	11%
Events	58,599	56,949	3%	73,094	65,004	12%
Other	3,510	3,602	-3%	6,959	6,165	13%

Total revenues	284,093	274,569	3%	515,022	474,393	9%
Costs and expenses:
Cost of services and product development (1)	137,283	140,517	-2%	242,632	235,795	3%
Selling, general and administrative (1)	106,701	102,727	4%	206,168	194,273	6%
Depreciation	6,098	6,423	-5%	11,758	12,502	-6%
Amortization of intangibles	3,416	3,370	U	6,799	3,398	U
META integration charges	—	8,168	F	1,450	11,573	F
Other charges	—	8,226	-100%	—	22,500	F

Total costs and expenses	253,498	269,431	-6%	468,807	480,041	-2%

Operating income (loss)	30,595	5,138	F	46,215	(5,648)	F
Loss from investments, net	—	(263)	F	—	(5,369)	F
Interest expense, net	(4,479)	(3,318)	U	(8,842)	(4,663)	U
Other income (expense), net	173	(2,058)	F	(521)	(2,362)	F

Income (loss) before income taxes	26,289	(501)	F	36,852	(18,042)	F
Provision (benefit) for income taxes	8,045	318	U	10,838	(2,516)	U

Net income (loss)	$18,244	$(819)	F	$26,014	$(15,526)	F

Income (loss) per common share:
Basic	$0.16	$(0.01)	F	$0.23	$(0.14)	F
Diluted	$0.16	$(0.01)	F	$0.22	$(0.14)	F

Weighted average shares outstanding:
Basic	113,525	111,880	1%	113,646	111,602	2%
Diluted	115,743	111,880	3%	115,911	111,602	4%

SUPPLEMENTAL INFORMATION
Normalized EPS (2)	$0.20	$0.12	72%	$0.31	$0.15	110%
(1) On January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123R, “Share-Based Payments” (“SFAS No. 123(R)”) under the modified prospective method of adoption. Accordingly, the three months and six months ended June 30, 2005 exclude stock-based compensation expense calculated under SFAS No. 123(R).
(2) Normalized net income & EPS is based on net income (loss), excluding normalizing adjustments, which includes other charges, non-cash charges, META integration and amortization charges, goodwill impairments, gains and losses from investments and charges for stock-based compensation under SFAS No. 123(R). We believe normalized EPS is an important measure of our recurring operations.
See “Supplemental Information” at the end of this release for a reconciliation from GAAP net income (loss) and EPS to Normalized net income and EPS and a discussion of the reconciling items.

GARTNER, INC.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$69,067	$70,282	-2%
Fees receivable, net	285,675	313,195	-9%
Deferred commissions	31,181	42,804	-27%
Prepaid expenses and other current assets	36,380	35,838	2%

Total current assets	422,303	462,119	-9%
Property, equipment and leasehold improvements, net	57,667	61,770	-7%
Goodwill	407,608	404,034	1%
Intangible assets, net	9,373	15,793	-41%
Other assets	87,803	82,901	6%

Total Assets	$984,754	$1,026,617	-4%

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$186,068	$243,036	-23%
Deferred revenues	339,441	333,065	2%
Current portion of long term debt	60,000	66,667	-10%

Total current liabilities	585,509	642,768	-9%
Long term debt	170,000	180,000	-6%
Other liabilities	54,008	57,261	-6%

Total Liabilities	809,517	880,029	-8%

Total Stockholders’ Equity	175,237	146,588	20%

Total Liabilities and Stockholders’ Equity	$984,754	$1,026,617	-4%

GARTNER, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended
	June 30,
	2006	2005
Operating activities:
Net income (loss)	$26,014	$(15,526)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of intangibles	18,557	15,900
Stock-based compensation expense	6,997	477
Excess tax benefits from stock-based compensation expense	(3,653)	—
Tax benefit associated with employee exercises of stock options	—	474
Deferred taxes	(2,302)	(5,437)
Loss from investments and sales of assets, net	228	5,369
Amortization and writeoff of debt issuance costs	403	1,029
Changes in assets and liabilities:
Fees receivable, net	32,829	43,516
Deferred commissions	12,278	3,369
Prepaid expenses and other current assets	(413)	(1,113)
Other assets	(800)	3,028
Deferred revenues	1,568	(16,138)
Accounts payable and accrued liabilities	(58,727)	(20,977)

Cash provided by operating activities	32,979	13,971

Investing activities:
Investment in intangibles	(264)	—
Additions to property, equipment and leasehold improvements	(7,978)	(7,273)
Acquisition of META (net of cash acquired)	—	(159,751)
Other investing activities, net	55	(114)

Cash used in investing activities	(8,187)	(167,138)

Financing activities:
Proceeds from stock issued for stock plans	22,073	9,524
Proceeds from debt issuance	—	327,000
Payments for debt issuance costs	—	(1,082)
Payments on debt	(16,666)	(267,883)
Purchases of treasury stock	(37,025)	—
Excess tax benefits from stock compensation	3,653	—

Cash (used) provided by financing activities	(27,965)	67,559

Net decrease in cash and cash equivalents	(3,173)	(85,608)
Effects of exchange rates on cash and cash equivalents	1,958	(4,038)
Cash and cash equivalents, beginning of period	70,282	160,126

Cash and cash equivalents, end of period	$69,067	$70,480

SELECTED STATISTICAL DATA

	June 30,		June 30,
	2006		2005
Research contract value	$574,400	(1)	$564,835	(1)
Research client retention	80%		80%
Research wallet retention	90%		92%
Research client organizations	9,028		9,220
Consulting backlog	$99,969	(1)	$124,779	(1)
Consulting—quarterly utilization	67%		64%
Consulting billable headcount	513		538
Consulting—average annualized revenue per billable headcount	$400+	(1)	$375+	(1)
Events—number of events for the quarter	33		34
Events—attendees for the quarter	13,905		13,544

(1) Dollars in thousands.

BUSINESS SEGMENT DATA
(Dollars in thousands)					Excluding SFAS No. 123R (1)
		Direct	Gross	Contrib.	Gross	Contrib.
	Revenue	Expense	Contribution	Margin	Contribution	Margin

Three Months Ended 6/30/06
Research	$138,321	$54,408	$83,913	61%	$85,950	62%
Consulting	83,663	46,623	37,040	44%	37,498	45%
Events	58,599	32,008	26,591	45%	26,677	46%
Other	3,510	649	2,861	82%	2,861	82%

TOTAL	$284,093	$133,688	$150,405	53%	$152,986	54%

Three Months Ended 6/30/05
Research	$134,926	$53,970	$80,956	60%
Consulting	79,092	47,499	31,593	40%
Events	56,949	30,195	26,754	47%
Other	3,602	350	3,252	90%

TOTAL	$274,569	$132,014	$142,555	52%

Six Months Ended 6/30/06
Research	$275,413	$107,013	$168,400	61%	$171,426	62%
Consulting	159,556	88,690	70,866	44%	71,666	45%
Events	73,094	40,076	33,018	45%	33,146	45%
Other	6,959	1,284	5,675	82%	5,675	82%

TOTAL	$515,022	$237,063	$277,959	54%	$281,913	55%

Six Months Ended 6/30/05
Research	$260,122	$102,150	$157,972	61%
Consulting	143,102	88,368	54,734	38%
Events	65,004	34,915	30,089	46%
Other	6,165	741	5,424	88%

TOTAL	$474,393	$226,174	$248,219	52%

(1)	Excludes pre-tax stock compensation expense calculated under SFAS No. 123R of approximately $2.6 million and $4.0 million for the three month and six month periods ended June 30, 2006, respectively, in order for the results to be comparative.

Gartner adopted SFAS No. 123(R) under the modified prospective method of adoption on January 1, 2006. Accordingly, segment data for the three months and six months ended June 30, 2005 excludes stock compensation expense determined in accordance with SFAS No. 123(R) since the Company did not restate prior periods.

SUPPLEMENTAL INFORMATION
GAAP to Normalized Reconciliations
(in thousands, except per share data)
Reconciliation — GAAP to Normalized EBITDA (1):

	Three Months Ended
	June 30,
	2006	2005
Net income (loss)	$18,244	$(819)
Interest expense, net	4,479	3,318
Other (income) expense, net	(173)	2,058
Loss from investments, net	—	263
Tax provision	8,045	318

Operating income	$30,595	$5,138

Depreciation and amortization	9,514	9,793
Normalizing adjustments:
Other charges (2)	—	8,226
META integration charges (3)	—	8,168
SFAS No. 123(R) stock compensation expense (4)	4,451	—

Normalized EBITDA	$44,560	$31,325

Reconciliation — GAAP to Normalized Net Income and EPS (1):

	Three Months Ended June 30,
	2006			2005
	After-			After-
	Tax			Tax
	Income	Shares	EPS	Income	Shares	EPS
GAAP Basic EPS	$18,244	113,525	$0.16	$(819)	111,880	$(0.01)
Share equivalents from stock-based compensation shares	—	2,218	—	—	769	—

GAAP Diluted EPS	$18,244	115,743	$0.16	$(819)	112,649	$(0.01)

Other charges (2)	—	—	—	5,699	—	0.06
META integration charges (3)	33	—	—	5,662	—	0.05
SFAS No. 123(R) stock compensation expense (4)	2,831	—	0.02	—	—	—
Amortization of META intangibles (5)	2,372	—	0.02	2,461	—	0.02
Loss from investments (6)	—	—	—	264	—	—

Normalized net income & EPS (7)	$23,480	115,743	$0.20	$13,267	112,649	$0.12

SUPPLEMENTAL INFORMATION
GAAP to Normalized Reconciliations
(in thousands, except per share data)
Reconciliation — GAAP to Normalized EBITDA (1):

	Six Months Ended
	June 30,
	2006	2005
Net income (loss)	$26,014	$(15,526)
Interest expense, net	8,842	4,663
Other expense, net	521	2,362
Loss from investments, net	—	5,369
Tax provision (benefit)	10,838	(2,516)

Operating income (loss)	$46,215	$(5,648)
Depreciation and amortization	18,557	15,900
Normalizing adjustments:
Other charges (2)	—	22,500
META integration charges (3)	1,450	11,573
SFAS No. 123(R) stock compensation expense (4)	6,997	—

Normalized EBITDA	$73,219	$44,325

Reconciliation — GAAP to Normalized Net Income and EPS (1):

	Six Months Ended June 30,
	2006			2005
	After-			After-
	Tax			Tax
	Income	Shares	EPS	Income	Shares	EPS
GAAP Basic EPS	$26,014	113,646	$0.23	$(15,526)	111,602	$(0.14)
Share equivalents from stock-based compensation shares	—	2,265	—	—	920	—

GAAP Diluted EPS	$26,014	115,911	$0.22	$(15,526)	112,522	$(0.14)
Other charges (2)	—	—	—	16,767	—	0.15
META integration charges (3)	1,049	—	0.01	7,707	—	0.07
SFAS No. 123(R) stock compensation expense (4)	4,565	—	0.04	—
Amortization of META intangibles (5)	4,729	—	0.04	2,461	—	0.02
Loss from investments (6)	—	—	—	5,370	—	0.05

Normalized net income & EPS (7)	$36,357	115,911	$0.31	$16,779	112,522	$0.15

Footnotes
(1)	Normalized EBITDA is based on operating income (loss) before interest, taxes, depreciation amortization, and certain normalizing adjustments.

Normalized net income & EPS is based on net income (loss), excluding normalizing adjustments which includes other charges, non-cash charges, META integration and amortization charges, goodwill impairments, gains and losses on investments, and charges for stock-based compensation under SFAS No. 123R (see 4. below).

Normalized EBITDA, as well as normalized net income and EPS, are not measurements of operating performance calculated in accordance with generally accepted accounting principles (GAAP) and should not be considered substitutes for operating income (loss) and net income (loss) in accordance with GAAP. In addition, because these measurements may not be defined consistently by other companies, these measurements may not be comparable to similarly titled measures of other companies.

However, we believe these indicators are relevant and useful to investors because they provide alternative measures that take into account certain adjustments that are viewed by our management as being non-core items or charges.

(2)	Other charges during 2005 included first quarter pre-tax charges of $10.6 related to a reduction in workforce and $3.7 million primarily for restructuring within the Company’s international operations, and a second quarter pre-tax charge of $8.2 million, primarily related to a reduction in facilities.

(3)	The META integration charges are related to our acquisition of the META Group, Inc. These costs were primarily for severance, and for consulting, accounting, and tax services.

(4)	The stock compensation charge represents the cost of stock-based compensation awarded by the Company to its employees under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments” (“SFAS No. 123R”). The Company adopted SFAS No. 123(R) on January 1, 2006 under the modified propective method of adoption.

(5)	The amortization of META intangibles represents the non-cash amortization charges related to the other intangible assets recorded as a result of the META acquisition.

(6)	The loss on investments related to the writedown of an investment to its net realizable value. The charge is recorded in “Loss from investments, net.”

(7)	The normalized effective tax rates were 31% and 33% for the second quarters of 2006 and 2005 respectively, and 30% and 33% for the first six months of 2006 and 2005, respectively.